As filed with the Securities and Exchange Commission on March 13, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pall Corporation
(Exact Name of Registrant as Specified in Its Charter)

New York	11-1541330
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)
2200 Northern Boulevard
East Hills, New York 11548
(Address of Registrant’s Principal Executive Offices)

Pall Corporation 2005 Stock Compensation Plan
(Full Title of the Plan)

Sandra Marino, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Pall Corporation
2200 Northern Boulevard
East Hills, New York 11548
516-484-5400
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, par value $.10 per share	1,000,000 shares	$19.06	$19,060,000	$749.06
Common Share Purchase Rights (3)	1,000,000 rights	—	—	—

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Pall Corporation 2005 Stock Compensation Plan (the “Plan”) as the result of stock split, stock dividend or similar adjustment of the outstanding common stock of Pall Corporation (the “Registrant”).

(2)	With respect to the Registrant’s Common Stock (“Common Stock”), estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”) and based upon the average of the high and low prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on March 12, 2009.

(3)	Included in the offering price of the Common Stock being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the Common Share Purchase Rights, such Rights will be transferable only with the Common Stock and will be evidenced by the certificates evidencing the Common Stock.

Part II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.3: 2005 STOCK COMPENSATION PLAN
EX-23.2: CONSENT OF KPMG LLP

Explanatory Note
     On November 19, 2008, the shareholders of the Registrant approved an amendment to the Plan, authorizing the issuance of an additional 1,000,000 shares of Common Stock with respect to the exercise of stock options granted under the Plan, increasing the aggregate Common Stock issuable under the Plan to 6,000,000.
     The additional Common Stock to be registered by this Registration Statement are of the same class as those covered by the Registrant’s previously filed Registration Statement on Form S-8 filed on December 22, 2004 (Registration No. 333-121547 (the “Prior Registration Statement”)). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 1,000,000 shares of Common Stock issuable pursuant to options to be granted under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, filed in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, are incorporated herein by reference.

2

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following documents are filed with or incorporated by reference into this Registration Statement:
3.1	Restated Certificate of Incorporation of the Registrant as amended through November 23, 1993 (incorporated by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 30, 1994, filed with the Commission on October 21, 1994).

3.2	By-Laws of the Registrant as amended effective January 17, 2008 (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K filed with the Commission on January 18, 2008).

4.1	Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent (incorporated by reference to the Exhibit to the Registrant’s Form 8-A filed with the Commission on September 10, 1992).

4.2	Amendment No. 1, dated as of April 20, 1999, to the Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit II to the Registrant’s Form 8-A/A filed with the Commission on April 22, 1999).

4.3	Pall Corporation 2005 Stock Compensation Plan.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page).

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of East Hills, State of New York, on this 13th day of March, 2009.

PALL CORPORATION
By:	/s/ ERIC KRASNOFF
Eric Krasnoff
Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Eric Krasnoff, Donald Stevens and Sandra Marino, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 13th day of March, 2009.

Signature	Title

/s/ ERIC KRASNOFF
Eric Krasnoff	Chairman, Chief Executive Officer and Director

/s/ LISA MCDERMOTT
Lisa McDermott	Chief Financial Officer and Treasurer

/s/ FRANCIS MOSCHELLA
Francis Moschella	Vice President — Corporate Controller Chief Accounting Officer

Signature	Title

/s/ DANIEL J. CARROLL, JR.
Daniel J. Carroll, Jr.	Director

/s/ CHERYL W. GRISÉ
Cheryl W. Grisé	Director

/s/ ULRIC HAYNES, JR.
Ulric Haynes, Jr.	Director

/s/ RONALD HOFFMAN
Ronald Hoffman	Director

/s/ DENNIS N. LONGSTREET
Dennis N. Longstreet	Director

/s/ EDWIN W. MARTIN, JR.
Edwin W. Martin, Jr.	Director

/s/ KATHERINE L. PLOURDE
Katherine L. Plourde	Director

/s/ EDWARD L. SNYDER
Edward L. Snyder	Director

/s/ EDWARD TRAVAGLIANTI
Edward Travaglianti	Director

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing	Page

3.1	Restated Certificate of Incorporation of the Registrant as amended through November 23, 1993.	Incorporated by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 30, 1994, filed with the Commission on October 21, 1994.	—

3.2	By-Laws of the Registrant as amended effective January 17, 2008.	Incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K filed with the Commission on January 18, 2008.	—

4.1	Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent.	Incorporated by reference to the Exhibit to the Registrant’s Form 8-A filed with the Commission on September 10, 1992.	—

4.2	Amendment No. 1, dated as of April 20, 1999, to the Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent.	Incorporated by reference to Exhibit II to the Registrant’s Form 8-A/A filed with the Commission on April 22, 1999.	—

4.3	Pall Corporation 2005 Stock Compensation Plan.	Filed herewith.

23.2	Consent of KPMG LLP, Independent Auditors.	Filed herewith.

24.1	Power of Attorney (included on signature page).	Filed herewith.